Exhibit 23.7

June 14, 2007

Wuxi PharmaTech (Cayman) Inc

288 FuTe ZhongLu

Waigaoqiao Free Trade Zone

Shanghai 200131, PRC

CONSENT OF FROST & SULLIVAN

Frost & Sullivan (“Company”) hereby consents to the references to the Company’s name in Wuxi PharmaTech (Cayman) Inc.’s Registration Statement on Form F-1 to be filed with the U.S. Securities and Exchange Commission. The Company also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

FROST & SULLIVAN

/s/ Gavin Gerard Pathross
Name:	Gavin Gerard Pathross
Title:	Business Development Manager Financial Services Group